Exhibit 10.7

For a new contract

Agreement for Banking Transactions

UBIC, Inc. (hereinafter referred to as the “Client”) and Bank of Tokyo-Mitsubishi (hereinafter referred to as the “Bank”) have agreed to the following terms and conditions with respect to the transactions between them.

Article 1 (Scope of Application)

1.              The Client and the Bank shall apply this Agreement to the loan on bill, bill discount, loan on deed, overdraft, acceptance and guarantee (including request of guarantee), foreign exchange, financial and derivative transactions and guarantee transaction between the Client and the Bank and any other transactions that the Client owes debts to the Bank.

2.              This Agreement shall be also applied when the Bank acquires through a transaction with third party a bill drawn, endorsed, accepted, accepted for honor or guaranteed by the Client, provided that the provisions of Article 2, Article 6, paragraph 4 of Article 10 and Article 14 shall not be applied.

3.              In case of conflict between a provision of this Agreement and other agreements separately made between the Client and the Bank, the latter shall take precedence to the former.

Article 2 (Bill and Loan Obligation)

If the Client borrows a loan on bill from the Bank, the Bank may demand a repayment either through the bill or by virtue of the loan receivable.

Article 3 (Interest and Delinquency Charge)

1.              In case of financial situation change and other due reason, either party may request a revision of the rates of interest, discount charge, guarantee charge and commission (hereinafter referred to as the “Interest”) and rebate thereof and the timing and manner of payment thereof agreed upon by the Client and the Bank to an extent generally acceptable.

2.              If the status for the protection of account receivables of the Bank changes due to a change in the Client’s financial status and an increase or decrease in the value of security, the preceding paragraph shall be applied for revision of the rate of Interest.

3.              Preceding two paragraphs shall not be applied to the transactions for which the fixed interest rate is separately agreed in writing.

4.              If the Client fails to fulfill its debts to the Bank, the Client shall pay the delinquency charge at 14% per annum on the amount payable and due, provided that the delinquency charge shall not be applied to the interest, discount charge and the guarantee charge. In this case, the delinquency charge shall be calculated on a prorated daily basis on 365 days a year.

Article 4 (Security)

1.              If requested by the Bank stating a reasonable period due to decrease in the value of security, credit uncertainty of the Client or its guarantor or any other situation which reasonably requires the preservation of account receivables of the Bank from the Client, the Client shall immediately provide the Bank with the security or additional security accepted by the Bank or furnish or add a guarantor.

2.              If the Client fails to fulfill its debts to the Bank, the latter may collect or dispose of the security in accordance with legal procedures and generally acceptable manner, timing, price, etc. in order to appropriate the proceeds less relevant expenses to the repayment of the Client’s debts irrespective of legal priorities and, after that, outstanding debts, if any, shall be immediately repaid by the Client. Surplus of such proceeds, if any, after appropriation to the repayment of the Client’s debts shall be refunded by the Bank to the party entitled thereto.

3.              It is agreed that, if the Client fails to fulfill its debts to the Bank, the latter may collect or dispose of the personal property, bill and other negotiable securities of the Client in the possession of the Bank and that this process shall be governed mutatis mutandis by the preceding paragraph.

4.              The security under this Article shall include the legal security right, including retention right and lien.

Article 5 (Loss of Benefit of Term)

1.              If any one of the situations set forth below is applied to the Client, it shall duly lose the benefit of term for its all debts to the Bank and shall immediately repay the same without notice or reminder of the Bank.

(i)             A petition is filed for the suspension of payment, the bankruptcy, or the commencement of civil rehabilitation proceedings, corporate reorganization proceedings, corporate arrangement or special liquidation.

(ii)          Transactions with clearing houses are suspended.

(iii)       An order or notice is dispatched for the provisional seizure, preservative seizure or attachment of the deposit or other receivables of the Client or its guarantor with or from the Bank.

Regarding the attachment or similar proceedings of the account receivables of the guarantor from the Bank, if the Bank intends to approve the benefit of term as usual subject to a prompt written notice from the Client that the security accepted by the Bank will be provided, the Bank shall notify the Client in writing to that effect, provided that this shall not impair the effectiveness of acts already done by the Bank in accordance with the loss of benefit of term.

(iv)      The Client is missing and a notice of the Bank addressed to the Client is not delivered to the registered address.

2.              If any one of the situations set forth below is applied to the Client, it shall lose the benefit of term for its all debts to the Bank and shall immediately repay the same upon request of the Bank.

If the Bank intends to approve the benefit of term as usual subject to a prompt written notice from the Client that it will pay the debts to the Bank in full without fail upon request of the Bank, the Bank shall notify the Client in writing to that effect, provided that this shall not impair the effectiveness of acts already done by the Bank in accordance with the loss of benefit of term.

(i)             The Client delays in fulfillment of any part of the debts to the Bank.

(ii)          Procedures for attachment or auction commence for the subject matter of the security.

(iii)       The Client breaches the Agreement with the Bank; or a report or documents presented to the Bank showing financial status under Article 12 is materially misrepresented; or other similar situations take place.

(iv)      Any one of the situations set forth in the paragraphs 1 and 2 of this Article is applied to the guarantor of the Client to the Bank.

(v)         There is a situation similar to each item above which reasonably requires the protection of the account receivables.

3.              In the preceding paragraph, if the request arrives late or is not delivered due to a reason attributable to the Client, including a failure to notify a change of address or a failure to receive the request of the Bank, the Client shall be deemed to have lost the benefit of term when the request would ordinarily have arrived.

Article 6 (Repurchase of Discount Bill)

1.              If the Client’s bill is discounted by the Bank and any one of the situations set forth in each item of paragraph 1 of the preceding Article is applied to the Client, it shall duly assume a repurchase liability in the amount shown on a bill and shall make an immediate repayment for all bills without notice or reminder of the Bank. If the primary debtor of a bill fails to pay when due or if any one of the situations set forth in each item of paragraph 1 of the preceding Article is applied to such primary debtor of a bill, the Client shall take the same procedures for a bill of which such primary debtor is the primary debtor.

2.              Besides the preceding paragraph, if there is a due reason which requires the protection of the account receivables of the Bank with respect to a discount bill, the Client shall assume a repurchase liability in the amount shown on the bill and shall make an immediate repayment upon request of the Bank. If the request arrives late or is not delivered due to a reason attributable to the Client, including a failure to notify a change of address or a failure to receive the request of the Bank, the Client shall be deemed to have assumed the repurchase liability when the request would ordinarily have arrived.

3.              The Bank may exercise any and all rights as a bill holder until the Client fulfills its debts in accordance with the preceding two (2) paragraphs.

Article 7 (Set-off and Appropriation to Repayment)

1.              When the Client must fulfill its debts to the Bank due to arrival of due date, loss of benefit of term, assumption of repurchase liability, assumption of liability for compensation or any other reason, the Bank may set off at any time such debts against the Client’s deposit or other receivables with or from the Bank irrespective of when such receivables are due.

2.              In a situation where the Bank can set off under the preceding paragraph, it may omit the prior notice and prescribed procedures and may receive a refund of the deposit money in place of the Client in order to appropriate the same to the repayment of the Client’s debts. In this case, the Bank shall notify the Client of the result of appropriation.

3.              When the Bank sets off or appropriates to the repayment under the preceding two (2) paragraphs, the interest on receivables/debts, discount charge, settlement money, delinquency charge, etc. shall be calculated up to the date when the Bank effects calculation. Also, the interest rate, charge or the like shall be determined by the Bank unless otherwise agreed upon by the Client and the Bank. For the foreign exchange rate, the rate as of when the Bank effects calculation shall be applied.

4.              The Client may set off its deposit or other receivables with or from the Bank which are due against its debts to the Bank even if such debts are not yet due, except the following cases. The Client may set off a discount bill before maturity by assuming the repurchase liability in amount shown on a bill.

(i)             The Bank sets off the repurchase liability for a discount bill being reassigned to others.

(ii)          Repayment and set-off are legally restricted.

(iii)       Setoff is against the agreement between the Client and the Bank for repayment before maturity.

5.              Under the preceding paragraph, the Client may set off by giving a written notice and shall immediately provide the Bank with a passbook or certificate of the relevant deposit or other receivables.

6.              When the Client sets off, the interest on receivables/debts, discount charge, settlement money, delinquency charge, etc. shall be calculated up to the date when the notice of set-off arrives and the interest rate, charge or the like shall be agreed upon by the Client and the Bank. For the foreign exchange rate, the rate as of when the Bank effects calculation shall be applied. In these cases, any rule for the charge which may be separately provided for, including the prepayment charge for the repayment before maturity shall be complied with.

Article 8 (Presentation and Delivery of Bill)

1.              In a situation where there is a bill for the debt of the Client to the Bank, if the Bank intends to set off or appropriate to repayment in accordance with Article 7 without claim on a bill, it shall return the bill later on, provided that the Bank may collect a bill before maturity.

2.              If a bill must be returned by the Bank to the Client at the time of set-off or repayment under Article 7 and the Bank notifies to that effect, the Client shall visit the Bank to receive the bill without delay.

3.              When the Bank intends to set off or appropriate to repayment in accordance with Article 7 with claim on a bill, it shall not be required to present or deliver the bill only for the following cases. Receipt of a bill shall be governed mutatis mutandis by the preceding paragraph.

(i)             Location of the Client is unknown to the Bank.

(ii)          The Client appoints the Bank as the place of payment for a bill.

(iii)       Service of a bill is considered to be difficult for acts of the God, disaster or other similar reasons not attributable to the Bank.

(iv)      Presentation or delivery of a bill to be presented should be inevitably omitted due to collection or any other reason.

4.              If there still is an outstanding debt of the Client to the Bank which must be fulfilled immediately after set-off or appropriation to repayment under Article 7 and there is a debtor of the bill other than the Client, the Bank may retain, collect or dispose of the bill to appropriate to repayment of debts.

Article 9 (Designation for Appropriation)

1.              If the set-off or appropriation to repayment under Article 7 is insufficient to cancel the Client’s debts to the Bank in full, either party may designate appropriation in the manner and priorities considered suitable.

Also, if the repayment by the Client is insufficient to cancel its debts to the Bank in full, the Client may designate appropriation as stated above.

In this case, if either party fails to designate, the other party may designate the appropriation as stated above.

2.              When the Bank designates the appropriation as provided in the preceding paragraph, the Client shall not lodge objection against such appropriation.

3.              If the set-off and designation of appropriation by the Client may impair the protection of account receivables of the Bank, the Bank may make appropriation in the manner and priorities designated by itself taking into account the existence or weight of security or guarantee, difficulty of disposition, longevity of term of repayment and possibility of settlement of discount bill by lodging an objection without delay. In this case, the Bank shall notify the Client of the result of appropriation.

4.              In case of appropriation by the Bank under the preceding three (3) paragraphs, it may designate the manner and priorities as if the Client’s undue debts became due and as if the Client bears the repurchase liability for undue discount bill or the prior liability for compensation for approval of payment were assumed by the Client.

Article 10 (Risk of Loss and Exemptions)

1.              If a bill drawn, endorsed, accepted, accepted for honor or guaranteed by the Client or a deed presented by the Client to the Bank is missing, lost, destroyed or delivered late due to acts of the God, disaster, transportation accident or other inevitable situations, the Client shall repay its debts in accordance with the books, slips or other records of the Bank and shall immediately provide the replacement bill or deed if requested by the Bank. The above provision shall be applied to the security provided by the Client.

2.              Any damage incurred in the preceding paragraph shall be borne by the Client except a case attributable to the Bank.

3.              If any right on bill does not come into effect due to failure to fulfill requirement for the bill or a statement that invalidates the bill or if any right on bill is extinguished due to defect in procedures to protect the right, the business debts for the bill shall not be affected.

4.              When the Bank does transactions after having checked the seal impression on a bill or deed with the seal registered by the Client with reasonable caution and identified the Client, the Client shall bear any damage which may be caused by any forgery, falsification, fraudulent use or any other fraud of a bill, deed or seal and shall assume liability according to the statement in the bill or deed.

5.              The Client shall bear any expenses required for the exercise or protection of the right of the Bank against the Client or for the collection or disposition of the security and any expenses required for cooperation rendered by the Bank according to the request of the Client for protection of the Client’s right.

Article 11 (Change of Registered Information)

1.              Any change in the seal, corporate name, trade name, representative, address or any other information registered with the Bank shall be immediately notified by the Client to the Bank in writing.

2.              Any notice or document given or sent by the Bank which may arrive late or may not be delivered due to failure of the Client to notify in accordance with the preceding paragraph or failure of the Client to receive the request from the Bank or any other reason attributable to the Client shall be deemed to have arrived when it would have ordinarily arrived.

Article 12 (Report and Investigation)

1.              The Client shall provide the Bank periodically with copies of the balance sheet, profit and loss statement or other documents showing the financial status of the Client.

2.              The Client shall report and provide facility without delay if requested by the Bank to investigate the assets, management, business performance and the like of the Client.

3.              Actual or possible material change in the assets, management, business performance of the Client shall be reported to the Bank without delay.

Article 13 (Applicable Branch)

The Client and the Bank agree that the provisions of this Agreement shall be commonly applied to the transactions between the Client and the head office/branches of the Bank.

Article 14 (Governing Law and Jurisdiction)

1.              The Client and the Bank agree that this Agreement and transactions thereunder shall be governed by the laws of Japan.

2.              The Client and the Bank agree that any lawsuit which may be raised for transactions in accordance with this Agreement shall be submitted to a competent court having jurisdiction over the location where the head office or Shinagawa-Ekimae Branch of the Bank is located.

Article 15 (Termination of Agreement)

If either of the Client or the Bank notifies the other party in writing of termination after the account receivables of the Bank from the Client is extinguished due to repayment or other reason, this Agreement shall become void when one (1) month expires after receipt by the other party.

November 25, 2005

Client:

Name:	UBIC, Inc.
/s/ Masahiro Morimoto
Masahiro Morimoto, President and Representative Director
Address: 2-4-7, Kounan, Minato Ward, Tokyo

Bank: Bank of Tokyo-Mitsubishi, Shinagawa-Ekimae Branch
/s/ Tadashi Yano
Tadashi Yano, Branch Manager
Taiyo Seimei Shinagawa Building, 2-16-2, Kounan, Minato Ward, Tokyo